Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600  *  Tampa, FL  33607  *  (813) 283-7000   *   (813) 283-7001

NEWS RELEASE

CONTACT:	Lisa Tristano
MARC USA PR
412-562-1189
ltristano@marcusa.com

$100,000 Grand Prize in Checkers®/Rally’s® Double Drive-Thru Challenge
Won by Penske Racing Team with Ryan Newman

No. 12 Team receives NASCAR® Nextel Cup contingency award at Myers Brothers Breakfast

NEW YORK – December 5, 2005 – Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), presented a check for $100,000 to the No. 12 Penske Racing Team with Driver Ryan Newman for winning the Checkers/Rally’s NASCAR Nextel Cup Series contingency program with the most Double Drive-Thru Challenge wins this season. Checkers Drive-In Restaurants, Inc. is the parent company of Checkers® and Rally’s®, and the Official Burger and Drive-Thru Restaurant of NASCAR®.

“The pit crew is truly the backbone of the team on race day,” said Ryan Newman. “Penske Racing South has worked hard to find the best over-the-wall guys and put them together to form the best crew possible. Obviously, they’ve done that with the Alltel® team winning the 2005 Checkers/Rally’s Double Drive-Thru Challenge. I also want to thank Checkers and Rally’s for recognizing and honoring what a tireless, and often times thankless job, these crew guys have all season. It’s nice to see them rewarded for what they do.”

“I couldn’t be prouder of the job the Alltel pit crew has done all season long,” said Crew Chief Matt Borland. “I personally witnessed the hard work and effort that these guys put into, not only race day, but every practice as well. Each of the over-the-wall members – Trent, Joe, Britt and Mitch, Dennis, Scott, George and Steve – push this team to the finish line each weekend. They really wanted to win this award, so I’m very happy for them, and thankful that Checkers and Rally’s have created this award to recognize the Alltel pit crew’s accomplishments.”

Checkers/Rally’s has recognized the NASCAR Nextel Cup Series team with the best pit road performance each week with a $10,000 prize. The No.12 Team had taken home $80,000 in prize money already for its eight Checkers/Rally’s Challenge wins this season. Checkers/Rally’s awarded the $100,000 grand prize to the No. 12 Team during Friday’s Myers Brothers Breakfast, part of NASCAR Champions Week activities in New York City.

“The crews at our Checkers/Rally’s restaurants across the country understand that success is earned every day through speed, accuracy and performance,” said Richard S. Turer, Vice President of Marketing at Checkers Drive-In Restaurants, Inc. “It takes a great team to make a winning restaurant, just as it takes great race teams to produce winners every week on the track.”

Checkers/Rally’s Double Drive-Thru Challenge focuses on the team element of the race that is integral to successful performances each week. To win, teams were required to finish on the lead lap while spending the least amount of time in pit lane.

For details on the Checkers/Rally’s Double Drive-Thru Challenge, visit www.checkers.com/nascar/index.html. The multi-year NASCAR and International Speedway Corporation sponsorships are contracted through Checkers/Rally’s NPF, Inc.

About Checkers Drive-In Restaurants, Inc.
Checkers Drive-In Restaurants, Inc. (http://www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, owns, operates and franchises quick-service Checkers and Rally’s double drive-thru restaurants. In 2005, Checkers/Rally’s was awarded two of the industry’s most coveted recognitions: Best Drive-Thru in America 2005 in the QSR Drive-Thru Study for Rally’s, and Nation’s Restaurant News Hot! Again Award for Checkers’ sizzling business performance. Checkers/Rally’s is the Official Burger and Drive-Thru Restaurant of NASCAR.

About NASCAR
The National Association for Stock Car Auto Racing (NASCAR) has a broad reach with 1,800 racing events in 36 states (as well as Canada and Mexico) at more than 110 tracks. Among major professional sports, NASCAR ranks number one in corporate involvement and per-event attendance, and number two in network television viewership with NASCAR sanctioned racing being broadcast in over 150 countries. The sanctioning body for stock car racing is headquartered in Daytona Beach, Fla., with offices in Charlotte, Concord, NC, Los Angeles, New York, Mexico City and Toronto.

Photo caption:
On December 2nd in NYC, Rich Turer (right), Vice President of Marketing, Checkers/Rally’s, presented the No. 12 Penske Racing Team’s driver Ryan Newman (left) and crew chief Matt Borland (center), with the Checkers®/Rally’s® grand prize of $100,000 for having the most Double Drive-Thru Challenge wins this NASCAR® Nextel Cup Series season.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.